Supplemental Agreement №1 as of November 20, 2017

to

DESIGN SERVICE CONTRACT

Between

ASBILI Company

And

Minaro Corp.

THIS SUPPLEMENTAL AGREEMENT, made between ASBILI Company, located at 3 Agatharxou, Limassol, 4106, Cyprus (hereinafter called the “Customer”), and Minaro Corp., located at Kleonos 8A, Lakatameia, 2333, Cyprus (hereinafter called the “Executor”). Hereinafter referred to as the ‘Parties’ or the ‘Party’ if referred to separately.

Works / services that are provided:

Stage	Services	Terms
1	Understanding the general concept of the visualization	1 working day
2	Project fulfillment	30 working days
3	Fixing bugs (if any)	5 working days

1.The total amount is $ 2,800 (Two thousand eight hundred US dollars).

2.Customer pays for the services after they upon performed.

3.This Supplemental Agreement is effective upon signing it by authorized representatives of the Parties.

4.All other paragraphs of the DESIGN SERVICE CONTRACT shall remain effective and the Parties hereby confirm their obligations.

5.This Supplemental Agreement is completed in English language, in two copies, one for each Party and currency of the Supplemental Agreement is US dollar.

6.This Supplemental Agreement is an integral part of DESIGN SERVICE CONTRACT between Asbili Company and Minaro Corp. as of November 1, 2017.

IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be duly executed.

APPROVED BY:                             ASBILI Company/ Customer

/s/ Deo Vidales

Director

APPROVED BY:                             Minaro Corp./ Executor

/s/ Yulia Lazaridou

Director